Exhibit 10-3

                THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT
                  TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This Amended and Restated Agreement (as amended and restated, this "Agreement") is entered into as of the 7th day of December, 2007, by and between Community Resource Bank, N.A. (the "Company"), and Michael A. Wolfe (the "Employee").

                                    RECITALS:

         A. The Company and the Employee entered into an Employment Agreement as of October 2, 2006 (the "Original Agreement").

         B. The Company wishes to continue to employ Employee as an executive officer and to assure the Employee's continued employment with the Company, and the Employee has agreed to continue to accept such employment.

         C. The Company and the Employee continue to mutually desire that their employment relationship be set forth under the terms of a written employment agreement.

         D. The Company and the Employee desire to amend the Original Agreement in compliance with Internal Revenue Code Section 409A and associated federal regulations.

         In consideration of the foregoing and of the promises and mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree to amend and restate the Original Agreement as follows:

         1. Employment. The Company agrees to employ the Employee, and the Employee agrees to accept employment and to serve the Company, on the terms and conditions set forth herein.

         2. Term of Employment. The employment of the Employee by the Company, as provided under Section 1 hereof, commenced on October 2, 2006 and shall end September 30, 2009 (the "Term of Employment") unless further extended in writing with express reference to this Agreement or sooner terminated as hereinafter provided. Commencing on September 30, 2009, and on each annual anniversary thereafter, the Term of Employment shall automatically be extended for an additional year unless 90 days prior to the anniversary the Company gives notice to the Employee that the Term of Employment will not be extended. Except as otherwise provided expressly herein, the provisions of this Agreement related to Employee's employment will not apply after the Term of Employment has expired and any continuing employment of the Employee thereafter will be at-will and not subject to the terms and conditions of this Agreement.

         3. Position and Duties. The Employee shall serve on a full-time basis as President of the Company and shall have the authority and be responsible for the general management of the Company and shall assume such additional responsibilities and authority as may from time to time be assigned to him by its Board of Directors or the Chief Executive Officer of the Company. The Employee shall perform his responsibilities and duties in the best interests of the Company.


         4. Place of Performance. In connection with the Employee's employment hereunder, the Employee shall be based initially at Community Resource Bank's corporate headquarters located in Orangeburg, South Carolina, subject to reasonable travel or relocation as necessary to carry out the business of the Company and his duties hereunder.

         5. Compensation and Benefits. In consideration of the Employee's performance of his duties hereunder, the Company shall provide the Employee with the following compensation and benefits during the Term of Employment hereunder.

                  a. Base Salary. The Company shall pay Employee at a minimum, a per annum base salary of $181,125. During the Term of Employment under this Agreement, the Chief Executive Officer of the Company periodically will review and may increase (but not decrease) the Employee's base salary rate, all in accordance with the Company's salary administration policies and procedures in effect from time to time, and each change in the base salary amount listed in this Section shall become the new base salary amount. Base salary shall be payable twice per month in arrears with a payroll schedule as is used by the Company for other employees. The Company shall have no obligation to increase the Employee's base salary rate at any particular time or in any particular amount, and any such increase shall be in the sole and absolute discretion of the Chief Executive Officer of the Company.

                  b. Incentive Compensation. The Company shall pay to the Employee with respect to each subsequent fiscal year during the Term of Employment hereunder, such cash bonus, if any, as shall be determined pursuant to a bonus plan adopted by the Board of Directors of the Company for key employees. Any such bonuses shall be paid on the 15th day of the third month following the end of the calendar year in which such bonus is earned. In addition, and without diminution of any other compensation or benefit provided for in this Agreement, the Employee may be given the opportunity to participate in other incentive compensation plans that may be adopted by the Company, which participation opportunity may be offered to the Employee in the sole discretion of the Board of Directors of the Company.


                  c. Country Club and Civic Club Dues. The Company shall pay reasonable dues on behalf of the Employee for one country club approved by the Board of the Company and shall pay reasonable dues for civic organizations to which the Employee belongs for the benefit of the Company and which have been approved by the Board of the Company.


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

                  d. Deferred Compensation. The Employee shall be entitled to participate in the Company's 401(k) Plan and the Company shall match a minimum of 100% of the first 3%, and 50% of the next 2%, of salary that the Employee defers each year.

                  e. Health and Dental Insurance. The Company will provide the Employee with health and dental insurance coverage on the same basis as such coverage is provided for other executive officers of the Company.

                  f. Expenses. The Company shall reimburse the Employee for all proper and reasonable out-of-pocket expenses incurred by the Employee in his performance of services hereunder, including all such expenses of travel and living expense while away from home on business of the Company and mileage for out-of-town business use of his automobile, provided that such expenses are incurred and accounted for in accordance with the regular policies and procedures established by the Company from time to time.

                  g. Paid Time Off. The Employee shall be entitled to a minimum of 35 days of paid time off in each calendar year, as well as to all paid holidays provided by the Company to its employees. The Employee will not be entitled to any additional pay for unused vacation.

                  h. Other Benefits. The Employee shall be entitled to share in any other employee benefits generally provided by the Company to its most highly ranking executives for so long as the Company provides such benefits. The Employee shall also be entitled to participate in all other benefits accorded generally to Company employees.

         6. Compensation and Benefits in the Event of Termination. In the event of the termination of the Employee's employment by the Company or by the Employee during the term of this Agreement, compensation and benefits shall be paid as set forth below.

                  a. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

                           (i) "Cause" shall mean:

                                    (A) the breach by Employee  of any  material
                           provision of this Agreement, provided that Company gives the Employee written notice of such breach and such breach is not cured within thirty (30) days thereafter;

                                    (B) the willful and continued failure by the
                           Employee to substantially perform his duties under this Agreement (other than the Employee's inability to perform, with or without reasonable accommodation, resulting from his incapacity due to physical or mental illness or impairment), after a demand for substantial performance is delivered to him by the Company, which demand specifically identifies the manner in which the Employee is alleged to have not substantially performed his duties;

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

                                    (C) the willful  engaging by the Employee in
                           misconduct (criminal, immoral or otherwise) which is materially injurious to the Company, its subsidiaries or their respective officers, directors, shareholders, employees, or customers, monetarily or otherwise;

                                    (D) the Employee's conviction of a felony;

                                    (E)  the  commission  in the  course  of the
                           Employee's   employment   of   an   act   of   fraud,
                           embezzlement, theft or proven dishonesty, or any other illegal act or practice, which would constitute a felony, (whether or not resulting in criminal prosecution or conviction), or the commission of any act or practice which resulted in the Employee's becoming unbondable under the Company's "banker's blanket bond;" or

                                    (F)  the   suspension   or  removal  of  the
                           Employee, or the issuance of an order prohibiting the Employee from associating with the Company or any of its subsidiaries, by federal or state banking regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time.

                           (ii) A "Change of Control"  of the  Company  shall be
                  deemed to have been effected for purposes of this Agreement on the date:

                                    (A) any one person,  or more than one person
                           acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total voting power of the Company's stock; or

                                    (B) any one person,  or more than one person
                           acting as a group, acquires within a 12-month period ownership of the Company's stock possessing more than 50% of the total voting power of the Company's stock; or

                                    (C) the  Company is merged  with or into any
                           other entity and the persons who were shareholders of the Company immediately prior to the merger do not continue to own stock having voting control over more than 50% of the voting securities of the surviving entity immediately after the merger.

                           (iii) "Date of Termination" shall mean:

                                    (A)  if   the   Employee's   employment   is
                           terminated by reason of his death, his date of death;

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

                                    (B)  if   the   Employee's   employment   is
                           terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties as provided under sub-paragraph (iv) of this paragraph 6.a); or

                                    (C)  if   the   Employee's   employment   is
                           terminated for Good Reason, the 31st day following the date of Employee's notice to the Company of the existence of a condition constituting Good Reason, if the Company shall have failed to remedy the condition by the end of the 30th day following the date of Employee's notice; or

                                    (D)  if   the   Employee's   employment   is
                           terminated by action of either party for any other reason, the date specified in the Notice of Termination; provided, however, that if within thirty
                           (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, or by a final arbitration award or judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

                           (iv) "Disability" or "Disabled" shall mean:

                                    (A) the  Employee is unable to engage in any
                           substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

                                    (B)  the  Employee  is,  by  reason  of  any
                           medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; or

                                    (C) the Employee has been  determined  to be
                           totally    disabled    by   the    Social    Security
                           Administration or Railroad Retirement Board; or

                                    (D) the Employee has been  determined  to be
                           disabled in accordance with a disability insurance program provided by the Company and in which Employee participates, provided that the definition of disability applied under such disability insurance program complies with the requirements of (A) or (B) of this subparagraph (iv) listed above.

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

                           (v) "Good Reason" for termination of employment shall
                  mean, without Employee's consent:

                                    (A)  Failure by the  Company to comply  with
                           any material provision of this Agreement; or

                                    (B) A material  diminution of the Employee's
                           authority and duties hereunder; or

                                    (C) A material  diminution in the Employee's
                           base compensation;

                           provided, however, the Employee must give the Company notice of the existence of one or more of the conditions set forth in this subsection 6.a(v) within 90 days after the initial existence of the condition, and the Company shall have 30 days to remedy the condition.

                           Any termination of employment by Employee for Good Reason shall constitute an involuntary termination of employment.

                           (vi) "Notice of Termination" shall mean a written notice which shall include the specific termination provision under this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment. Any purported termination of the Employee's employment hereunder by action of either party shall be communicated by delivery of a Notice of Termination to the other party, except in the event of Employee's death or termination of employment by the Employee for Good Reason. Any purported termination of the Employee's employment by action of the Company which is not effected pursuant to a Notice of Termination shall constitute a material breach of this Agreement.

                           (vii) "Retirement" shall mean termination of the Employee's employment pursuant to the Company's regular retirement policy applicable to the position held by the Employee at the time of such termination.

                           (viii) "Board of Directors" shall include any duly authorized committee of the Board of Directors.

                  b. Termination Within Six Months After a Change of Control.

                           (i) If (i) within six months  following the effective
                  date of Change of Control, Employee's employment is terminated by the Company, or (ii) Employee notifies the Company within six months following the effective date of a Change of Control of the existence of a condition constituting Good Reason for termination of his employment, and Employee's employment subsequently terminates as a result of the Company's failure to remedy the condition by the end of the cure period provided


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

                  in the definition of Good Reason, then upon such termination Employee shall be entitled to a lump sum payment equal to twice the Employee's annual base salary amount in effect at the Date of Termination; provided, however, if Employee shall have terminated his employment for Good Reason as a result of a material diminution in his base compensation, his "annual base salary" for purposes of this subsection 6.b(i) shall mean his annual base salary as in effect immediately prior to such material diminution in base compensation. Any payment pursuant to this Section 6.b(i) shall be made within five business days following the Date of Termination, except to the extent
                  Section 19 of this Amended Agreement applies. If, however, the amount of any such lump sum payment, plus any other amount treated as a parachute payment under Section 280G of the Internal Revenue Code, as amended, (the "Code") equals or exceeds the base amount described in such Section 280G, then the amount due hereunder shall be adjusted to have a value of three times the base amount under Section 280G less $100.

                           (ii) This paragraph 6.b. was initially  effective for
                  a period of five years from the effective date of the Original Agreement; provided, however, that commencing on October 2, 2007, and on each annual anniversary thereafter, the effectiveness of this paragraph 6.b. shall automatically be extended for an additional year, unless 30 days prior to the anniversary the Company gives notice to the Employee that the effectiveness of this paragraph 6.b. will not be extended.

                           (iii) Any amount paid under this  paragraph 6.b. will
                  be deemed severance pay. Employee will not be under any duty to mitigate damages and no income received by employee thereafter shall reduce the amount due Employee hereunder.

                           (iv) If Employee should die after the occurrence of a
                  Change of Control and while any amount would still be payable to Employee hereunder if Employee had continued to live but not be in the employ of the Company, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee or other designee or, if there be no such devisee or designee, to Employee's estate.

                  c. Termination by the Company for Cause, Termination by the Employee other than for Good Reason, or Termination as a result of
         Disability, Death, or Retirement. If the Employee's employment hereunder is terminated during the Term of Employment by action of the Company for Cause, by action of the Employee other than for Good Reason, or by reason of the Employee's death, Disability or Retirement and the provisions of paragraph 6.b. above do not apply, the following compensation and benefits shall be paid and provided the Employee (or his beneficiary) within five business days following the Date of
         Termination:

                           (i)  The  Employee's   base  salary   provided  under
                  paragraph a. of Section 5 through the last day of the month in


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                  which the Date of  Termination  occurs,  at the annual rate in effect at the time  Notice of  Termination  is given (or death
                  occurs),   to  the  extent   unpaid  prior  to  such  Date  of
                  Termination;

                           (ii) Any  incentive  under  paragraph b. of Section 5
                  which has been awarded prior to the Date of Termination, to the extent unpaid prior to such date;

                           (iii) Any benefits to which the Employee (or his beneficiary) may be entitled as a result of such termination under the terms and conditions of the pertinent plans or arrangements in effect at the time of the Notice of Termination under Section 5; and

                           (iv) Any amounts  due the  Employee  with  respect to
                  paragraph f. of Section 5 as of the Date of Termination.

                  d. Termination by the Employee for Good Reason or Termination by the Company other than for Cause. In the event the Employee's employment hereunder is terminated during the Term of Employment other than by reason of the Employee's death, Disability or Retirement, and by action of the Employee for Good Reason, or by action of the Company other than for Cause, and the provisions of paragraph 6.b. above do not apply, the Company shall pay and provide the Employee the compensation and benefits stipulated under paragraph 6.c. immediately above within five business days following the Date of Termination; provided, however, in addition thereto and without setoff, the following compensation shall be paid and provided the Employee:

                           (i) For the Term of Employment that would have remained immediately prior to the Date of Termination under this Agreement but for the termination,

                                    (A) the Company shall continue to pay to the
                           Employee the base salary provided for in Section 5.a. above (at the Employee's base salary rate provided for in that Section immediately prior to the Date of Termination; provided, however, if Employee shall have terminated his employment for Good Reason as a result of a material diminution in his base compensation, his "annual base salary" for purposes of this subsection 6.d(i)(A) shall mean his annual base salary as in effect immediately prior to such material diminution in base compensation); and

                                    (B)  at  its  sole  cost  and  expense,  the
                           Company will continue to provide the Employee with the insurance coverages he would have had had he remained as an employee of the Company or with insurance coverages substantially equivalent thereto, or, at the Company's request (and so long as such coverage reasonably can be obtained by the Employee himself), the Employee will obtain substantially equivalent insurance coverages from insurance companies chosen by him and the Company promptly will reimburse Employee for premium costs actually incurred by him from time to time for the same.

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

                           (ii) If  termination  pursuant to this paragraph 6.d.
                  shall occur during the last twelve months of the Term of Employment, the Employee shall be entitled to receive the base salary pursuant to Section 5.a. and the insurance benefits discussed immediately above for a period of twelve months subsequent to such termination.

                           (iii) The base salary shall continue to be payable in
                  two equal installments monthly in arrears.

         Provided, however, if the payment under this paragraph 6.d., either alone or together with other payments which the Employee has the right to receive from the Company, would constitute a parachute payment (as defined in Section 280G of the Code), then the amount due hereunder shall be adjusted to have a value of three times the base amount under
         Section 280G less $100.

         7.       Confidentiality.

                  a. The Employee recognizes that his activities on behalf of the Company require considerable responsibility and trust. Relying on the ethical responsibilities and undivided loyalty of the Employee, the Company has and will and its parent company and each subsidiary of the parent company or the Company (the parent and each subsidiary being hereinafter referred to as an "affiliate" of the Company) have and will in the future entrust the Employee with highly sensitive confidential, restricted and proprietary information involving Confidential Information (as defined below).

                  b. For the purposes of this Agreement, "Confidential Information" means any data or information, that is material to the Company or its affiliates, and not generally known by the public. To the extent consistent with the foregoing definition, Confidential Information includes (without limitation): (i) the financial records, marketing, profit and performance reports, pricing manuals, training manuals, marketing and pricing procedures, financing methods of the Company or its affiliates, and all other business records of the Company or its affiliates; (ii) the identities of the customers of the Company or its affiliates, their specific demands, and their current and anticipated requirements for the products or services of the Company or its affiliates; (iii) the business plans and internal financial statements and projections of the Company or its affiliates; and (iv) the specifics of any specialized products or services the Company or its affiliates may offer or provide to their customers.

                  c. The Employee recognizes the proprietary and sensitive nature of the Company's and its affiliates' Confidential Information. The Employee agrees to abide by all of the Company's and its affiliates' rules and procedures designed to protect their Confidential Information and to preserve and maintain all such information in strict confidence during the Employee's employment by the Company and as long thereafter as the Confidential Information remains, in the sole opinion of the Company and its affiliates, proprietary and confidential to the Company and its affiliates. The Employee agrees not to use, disclose or


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

         in any other way use or disseminate any Confidential Information to any person not properly authorized by the Company or its affiliates.

         8. Return of Materials. Upon the request of the Company, and in any event, upon the termination of the Employee's employment, the Employee must return to the Company or its affiliates, and leave at the disposal of the Company or its affiliates, all memoranda, notes, records, and other documents pertaining to the business of the Company and its affiliates, or the Employee's specific duties for such entities (including all copies of such materials). The Employee must also return to the Company and its affiliates, and leave at the disposal of the Company and its affiliates, all materials involving any Confidential Information of the respective entities.


         9. Implementation. The covenants contained herein shall be construed as covenants independent of one another, and as obligations distinct from any other contract between the Employee and the Company. Any claim the Employee may have against the Company shall not constitute a defense to enforcement by the Company of this Agreement. The covenants made by the Employee herein shall survive termination of the Employee's employment, regardless of who causes the termination and under what circumstances.


         10. Restrictive Covenant. In consideration of the Company's employment of the Employee, the Employee agrees that, in addition to any other limitation, prior to the end of the Term of Employment hereunder, the Date of Termination or the completion of base salary payments pursuant to Section 6.d. above, whichever is later, he will not, within a twenty-five (25) mile radius of any location of the Company, manage, operate or be employed by, participate in, or be connected in any manner with the management, operation, or control of any business engaged in the businesses in which the Company and any or its subsidiaries are engaged on the Date of Termination. The Employee further agrees, regardless of the circumstances of the termination of employment, that for a period of twelve (12) months after the termination of his employment hereunder, or the completion of base salary payments pursuant to section 6.d. above, whichever is later, he will not solicit business or patronage, directly or indirectly, from any customers of the Company or any of its subsidiaries and the Employee will not seek to or assist others to persuade any employee of the Company or its affiliates to discontinue employment with the Company or seek other employment or engage in any business of the Company or its affiliates other than as an employee of the Company or its affiliates. Furthermore, the Employee will not communicate to any person, firm or corporation any information related to customer lists, prices, secrets or other Confidential Information which he might from time to time acquire with respect to the business of the Company or its affiliates. The Employee agrees to disclose the contents of this Agreement to any subsequent employer for a period of twelve (12) months following the Date of Termination, or completion of base salary payments pursuant to 6.d. above, whichever is later.

         11. Remedies for Breach of Employment Contract. Irreparable harm shall be presumed if the Employee or the Company breaches any covenant of this Agreement. The faithful observance of all covenants in this Agreement is an essential condition to the Employee's employment, and the parties are depending upon absolute compliance. Damages would probably be very difficult to ascertain if any nonmonetary covenant in this Agreement were breached. This Agreement is


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

intended to protect the proprietary rights of the Company and its affiliates in many important ways. In light of these facts, the parties agree that any court of competent jurisdiction should immediately enjoin any breach of this Agreement, upon the request of the nonbreaching party, and the parties specifically release the other party, from the requirement to post any bond in connection with a temporary or interlocutory injunctive relief, to the extent permitted by law.


         12. Withholding. Any provision of this Agreement to the contrary notwithstanding, all payments made by the Company hereunder to the Employee or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine should be withheld pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other provisions to the end that they have sufficient funds to pay all taxes required by law to be withheld in respect of any or all such payments.

         13. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail, or personally delivered to the party entitled thereto, at the address stated below or to such changed address as the addressee may have given by a similar notice:

         To the Company:   Community Resource Bank, N.A.
                           102 Founders Court
                           Orangeburg, South Carolina 29118
                           Attn: Chief Executive Officer

         To the Employee:  Michael A. Wolfe
                           3270 Foxfire Lane
                           Orangeburg, SC 29118

         14. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, except to the extent otherwise provided under this Agreement, shall be paid in accordance with the terms of this Agreement to his devisee or other designee, or if there be no such devisee or designee, to the Employee's estate.

         15. Modification, Waiver or Discharge. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and an authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; provided, however, that this Agreement shall not supersede or in any way limit the right, duties or obligations that the Employee or the Company may have under any other written agreement between such parties, under any employee pension benefit plan or employee welfare benefit plan as defined under the Employee Retirement Income Security Act of 1974, as amended, and maintained by the Company, or under any established personnel practice or policy applicable to the Employee.

         16. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of South Carolina without regard to the laws of such state governing conflicts of laws.

         17. Validity. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which latter provision shall remain in full force and effect.

         18. Miscellaneous.

                  (a) No Right of Set-Off, Etc. There shall be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payments to the Employee, his beneficiaries or estates provided for in this Agreement.

                  (b) No Adequate Remedy At Law. The Company and the Employee recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and the Employee hereby agree and consent that the other shall be entitled to decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

                  (c) Non-Assignability. No right, benefit, or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or setoff in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect. Any of the foregoing to the contrary notwithstanding, this provision shall not preclude the
         Employee from designating one or more beneficiaries to receive any amount that may be payable after his death, and shall not preclude the legal representative of the Employee's estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to his heirs under the law applicable to his estate.

                  (d) Enforcement of Agreement; Attorneys' Fees. In the event litigation or arbitration is commenced by the Employee against the Company in seeking to obtain or enforce any right, benefit or payment under this Agreement or to enforce any obligation of the Company described herein, then, provided the Employee shall prevail in such litigation or arbitration, the Company shall be obligated to pay all reasonable expenses(including without limitation all reasonable attorneys' fees and court costs) paid or incurred by the Employee in connection with such litigation.

                  (e) Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration pursuant to the Federal Arbitration Act or the South Carolina Uniform Arbitration Act, as applicable, under the applicable rules of the American Arbitration Association and judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof; provided, however, that either party may seek injunctive relief to enforce provisions of this Agreement without initiating an arbitration proceeding. The location of any arbitration shall be Orangeburg, South Carolina. Any civil action seeking injunctive relief, challenging an arbitration proceeding or award or otherwise related to this Agreement will be instituted and maintained in the federal or state courts for Orangeburg County, South Carolina and the parties hereby consent to the personal jurisdiction of said courts.

                  (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but of which together will constitute one and the same instrument.

                  (g) Survival.  The rights and remedies  provided by Sections 7
         through  18  of  this  Agreement   shall  survive  the  termination  of
         Employee's employment under this Agreement and the Term of Employment.

                  (h) Attribution of Payments. Any payment made to Employee by or on behalf of any affiliate of the Company shall be deemed to have been made by the Company for purposes of this Agreement.

         19. Section 409A Savings Clause. Despite any contrary provision of this Agreement, if when the Employee's employment terminates, the Employee is a "specified employee," as defined in section 409A of the Internal Revenue Code, and if any payments or benefits under this Agreement will result in additional tax or interest to the Employee because of section 409A, the Employee shall not be entitled to such payments or benefits until the earliest of (x) the date that is at least six months after termination of the Employee's employment for reasons other than the Employee's death, (y) the date of the Employee's death, or (z) any earlier date that does not result in additional tax or interest to the Employee under section 409A. As promptly as possible after the end of the period during which payments or benefits are delayed under this provision, the entire amount of delayed payments shall be paid to Employee in a single lump sum. References in this Agreement to section 409A of the Internal Revenue Code of 1986 include rules, regulations and guidance of general application issued by the Department of the Treasury under such section 409A.

         20. Assumption of Agreement. Should the Company merge or consolidate with another corporation and the Company is not the surviving corporation in such a merger or consolidation, the Company will obtain as a condition of merger or consolidation assent to and assumption of this Agreement by the corporation which will be the surviving corporate entity in such merger or consolidation. Upon consummation of the consolidation or merger, the term "Company" shall mean the corporate entity which is the survivor of the merger or consolidation.

         IN WITNESS WHEREOF, the Employee and the Company (by action of its duly authorized officer) have executed this Amended and Restated Agreement as of the date first above written.


                              [SIGNATURES OMITTED]

















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